UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 3, 2014 (December 2, 2014)
________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 2, 2014, the Board of Directors of Norfolk Southern Corporation amended the Corporate Governance Guidelines to reduce the number of outside boards on which a director may serve. The amended Corporate Governance Guidelines permit directors to serve on no more than three outside boards, and permit the CEO to serve on only one outside board. The Corporate Governance Guidelines previously allowed directors to serve on four outside boards. The Corporate Governance Guidelines are available on the Corporation’s website at www.nscorp.com in the “Investor Relations” section under “Corporate Governance.”

Also on December 2, 2014, upon the recommendation of its Governance and Nominating Committee, the Board of Directors determined that Robert A. Bradway, Michael D. Lockhart, Amy E. Miles and Martin H. Nesbitt, each of whom is a member of the Corporation’s Audit Committee, qualify as “audit committee financial experts,” as that term is defined by rules of the Securities and Exchange Commission. Dr. Karen N. Horn, Chair of the Audit Committee, was identified as an “audit committee financial expert” by action of the Board of Directors on May 8, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                            SIGNATURES
                                                            NORFOLK SOUTHERN CORPORATION
                                                            (Registrant)

             /s/ Denise W. Hutson
                                                           Name:  Denise W. Hutson
                                                           Title:    Corporate Secretary
Date:  December 3, 2014